As filed with the Securities and Exchange Commission on September _, 1994

Registration No. 33-
==========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     __________________________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                         PARK ELECTROCHEMICAL CORP.
           (Exact name of registrant as specified in its charter)

          New York                                        11-1734643
    (State of Incorporation)                                (I.R.S. Employer
                                                      Identification No.)
5 Dakota Drive
Lake Success, New York  11042
(Address of principal executive offices)

Park Electrochemical Corp.
Employee Stock Purchase Plan
(Full title of Plan)
__________________________________

Brian Shore
Executive Vice President
Park Electrochemical Corp.
5 Dakota Drive
Lake Success, New York  11042
(Name and address of agent for service)
(516) 354-4100
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------
Title of securities to be |Amount to be          |Proposed maximum
registered (2)            |registered (1)        |offering price per share
- ---------------------------------------------------------------------------
Common Stock, $.10        |   100,000 shares     |        $34.00
par value                 |                      |
- ---------------------------------------------------------------------------
- --------------------------------------------------
Proposed maximum aggregate|Amount of registration
offering price (2)        |fee
- --------------------------------------------------
      $3,400,000.00       |     $1,173.00
- --------------------------------------------------
(1) Plus such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low sales prices of the Common Stock on September 2, 1994 on the New York Stock Exchange--Composite Tape, as reported in The Wall Street Journal.


                                   PART I


INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


Item  1.    Plan Information.

Item  2.    Registrant Information and Employee Plan Annual Information.

























































                                     I-1

                                   PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

            The following documents which have heretofore been filed by Park Electrochemical Corp., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended February 27, 1994.

            2. Amendment No. 1 on Form 10-K/A to the Company's Annual Report on Form 10-K for the fiscal year ended February 27, 1994, filed with the Commission on July 18, 1994.

            3. Amendment No. 2 on Form 10-K/A to the Company's Annual Report on Form 10-K for the fiscal year ended February 27, 1994, filed with the Commission on September 2, 1994.

            4. The Company's quarterly Report on Form 10-Q for the fiscal quarter ended May 29, 1994.

            5. The Company's Proxy Statement for its 1994 Annual Meeting of Shareholders.

            6. The description of the Company's Common Stock, par value $.10 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on April 6, 1984 pursuant to
      Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            7. The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed with the Commission on May 19, 1989 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

            Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.





                                    II-1
Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interest of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            The New York Business Corporation Law (the "BCL") generally permits indemnification and advancement of expenses to corporate officers and directors other than in instances where a judgment or other final adjudication adverse to the officer or director establishes (i) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. In addition, the BCL provides that the indemnification and advancement of expenses provided for by statute are not the exclusive basis upon which a corporation may indemnify its officers and directors, and that a corporation may provide for indemnification pursuant to the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or by-laws, pursuant to a resolution of the board of directors, a resolution of the shareholders or an agreement for indemnification.

            Paragraph XI of the Company's Restated Certificate of Incorporation provides, in effect, that any person made a party to any action, suit or proceeding by the fact that he, his testator or intestate, is or was a director, officer or employee of the Company, or any corporation which he served as such at the request of the Company, shall be indemnified by the Company against the reasonable expenses (including attorneys' fees) and, to the extent permitted by law, any amount paid in a court approved settlement actually and necessarily incurred in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

            Article VIII of the Company's By-Laws generally provides for indemnification of and advancement of expenses to the Company's officers and directors unless otherwise expressly prohibited by the BCL or, unless relating to an action (other than an action for enforcement of indemnification) initiated by the officer or director without the authorization of the Company's Board of Directors, and establishes procedures to obtain such indemnification. Under Article VIII, the Company is obligated to indemnify certain persons, including officers and directors of the Company, who by virtue of such capacity are, were or are threatened to be made a party to a civil, criminal or other legal action. Indemnification will extend to costs and expenses (as defined in Article
VIII) related to such action. At the election of the indemnitee, expenses also can be advanced by the Company, as long as the indemnitee undertakes to repay such advances in the event that a court determines that indemnification is not permissible in that particular case. Article VIII, which by its terms is not the exclusive basis for granting certain indemnification rights, establishes a procedure whereby indemnification or advancement of expenses generally must occur within 45 days after the request for such indemnification is made by the indemnitee.








                                    II-2

            In May 1994, the Company purchased from Reliance Insurance Company insurance covering the Company's directors and officers against claims arising out of their service to the Company and its subsidiaries. The insurance policy runs for a period of one year at a total cost of $55,000.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

Exhibit
Number      Description

4.1 Restated Certificate of Incorporation of the Company (Reference is made to Exhibit 3.01(g) of the Company's Annual Report on Form 10-K for the fiscal year ended February 26, 1989, Commission File No. 1-4415, which is incorporated herein by reference.)

4.2 By-Laws of the Company, as amended to date. (Reference is made to Exhibit 3.02 of the Company's Annual Report on Form 10-K for the fiscal year ended March 1, 1992, Commission File No. 1-4415, which is incorporated herein by reference.)

5.1         Opinion of Brian Shore, Esq.

23.1        Consent of Ernst & Young LLP

23.2        Consent of Deloitte & Touche LLP

23.3        Consent of Arthur Andersen

23.4        Consent of Brian Shore, Esq. (Included in Exhibit 5.1)

24 Power of Attorney (included on signature pages of this Registration Statement)

Item 9.     Undertakings.

            (a)  The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;







                                    II-3
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





















                                    II-4

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York, on the 6th day of September, 1994.

                                           PARK ELECTROCHEMICAL CORP.


                                           By: /s/ Jerry Shore
                                              -------------------------
                                                 Jerry Shore
                                                 Chairman of the Board,
                                                 President and Chief
                                                 Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose individual signature appears below hereby authorizes Jerry Shore and Brian Shore, or either one of them, to execute in the name of each such person and to file any amendment to this Registration Statement and appoints Jerry Shore and Brian Shore, or either one of them, as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file any amendments to this Registration Statement, including any and all post-effective amendments.

      Signature                         Title                    Date

/s/ Jerry Shore             Chairman of the Board,       September 6, 1994
- ---------------------       President and Chief
Jerry Shore                 Executive Officer


/s/ Allen Levine            Secretary, Treasurer,        September 6, 1994
- ---------------------       Vice President and
Allen Levine                Chief Financial Officer
                            (Principal Financial and
                            Accounting Officer)


/s/ Anthony Chiesa          Director                     September 6, 1994
- -----------------------
Anthony Chiesa

/s/ Lloyd Frank             Director                     September 6, 1994
- -----------------------
Lloyd Frank

/s/ Norman M. Schneider     Director                     September 6, 1994
- -----------------------
Norman M. Schneider

/s/ Brian E. Shore          Director                     September 6, 1994
- -----------------------
Brian E. Shore

/s/ E. Philip Smoot         Director                     September 6, 1994
- -----------------------
E. Philip Smoot



                                    II-5



                                EXHIBIT INDEX


Exhibit
Number     Description                                           Page No.

4.1        Restated Certificate of Incorporation of the
           Company (reference is made to Exhibit 3.01(g)
           of the Company's Annual Report on Form 10-K
           for the fiscal year ended February 26, 1989,
           Commission File No. 1-4415, which is incorporated
           herein by reference).............................       -


4.2        By-Laws of the Company, as amended to date
           (reference is made to Exhibit 3.02 of the
           Company's Annual Report on Form 10-K for
           the fiscal year ended March 1, 1992, Commission
           File No. 1-4415, which is incorporated herein by
           reference)......................................        -


5.1        Opinion of Brian Shore, Esq.....................        9


23.1       Consent of Ernst & Young LLP.....................      11


23.2       Consent of Deloitte & Touche LLP.................      12


23.3       Consent of Arthur Andersen.......................      13


23.4       Consent of Brian Shore, Esq. (included in Exhibit
            5.1).............................................      -


24         Power of Attorney (included on signature pages of
           this Registration Statement).....................       -

























                                                         Exhibit 5.1

PARK ELECTROCHEMICAL CORPORATION
5 Dakota Drive
Lake Success, New York 11042
(516) 354-4100
Fax:  (516) 354-4128



September 1, 1994



Park Electrochemical Corp.
5 Dakota Drive
Lake Success, New York 11042

Re:   Registration of 100,000 Shares of Common
      Stock, $.10 par value. of Park
      Electrochemical Corp. on Registration
      Statement on Form S-8

Dear Sirs:

I am the Executive Vice President of Park Electrochemical Corp., a New York corporation (the "Company"), and am familiar with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 100,000 shares (the "Shares") of the Company's Common Stock, $.10 par value (the "Common Stock"), which may be purchased by employees of the Company or its subsidiaries pursuant to the Park Electrochemical Corp. Employee Stock Purchase Plan (the "Plan").

This opinion is being furnished pursuant to the requirements of Item 8 of
Part II of the Registration Statement.

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement,
(ii) the Prospectus included in the Registration Statement, (iii) the Certificate of Incorporation and the By-Laws of the Company, as each is currently in effect, (iv) resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the proposed registration of the Shares and (v) such other documents as I have deemed necessary or appropriate as a basis for this opinion.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am licensed to practice law in the State of New York, and I do not purport to express an opinion herein concerning any laws other than the laws of the State of New York.






Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized and that (1) when the Registration Statement shall have become effective, (2) when the provisions of the securities and blue sky laws of certain jurisdictions shall have been complied with and (3) when the Shares, certificates for which shall have been duly executed, shall have been duly delivered against payment of the consideration therefor in accordance with the Plan, the Shares will be legally issued and fully-paid and non-assessable under the laws of the State of New York, subject, however, to the provisions of Section 630 of the New York Business Corporation Law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


/s/ Brian E. Shore
Brian E. Shore
Executive Vice President













































                                                            Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (the "Registration Statement") pertaining to the Employee Stock Purchase Plan of Park Electrochemical Corp. (the "Company") of our report dated May 6, 1994, with respect to the consolidated financial statements and schedules included in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of the Company for the fiscal year ended February 27, 1994 and to the reference to our firm under the heading "Experts" in the prospectus relating to the Registration Statement.


/s/ Ernst & Young LLP

Ernst & Young LLP

New York, New York
September 6, 1994














































                                                             Exhibit 23.2

Deloitte & Touche LLP
1633 Broadway
New York, New York 10019-6754
Telephone:  (212) 489-1600
Facsimile:  (212) 489-6944
Internationsl & Domestic Telex:  4995706



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (the "Registration Statement") of Park Electrochemical Corp. (the "Company") of our report dated May 7, 1993 (October 8, 1993 as to Note
16)(which contains an explanatory paragraph relating to a restatement) appearing in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of the Company for the fiscal year ended February 27, 1994 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

New York, New York
August 24, 1994
























Deloitte & Touche
Tohmatsu International












                                                             Exhibit 23.3


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (the "Registration Statement") of Park Electrochemical Corp. (the "Company") of our reports dated May 1, 1993 relating to the financial statements of New England Laminates (UK) Limited, Technocharge Limited and Tweedbank P.C.B. Supplies Limited, wholly owned subsidiaries of the Company, which reports are contained in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of the Company for the fiscal year ended February 27, 1994 and to the incorporation of such reports, and the reference to our firm under the caption "Experts", in the prospectus relating to the Registration Statement.



/s/ Arthur Andersen

Arthur Andersen
Chartered Accountants and Registered Auditors
Manchester, England


30 August, 1993